UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: June 9, 2008

ATWOOD OCEANICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Texas

(State or Other Jurisdiction of Incorporation)

COMMISSION FILE NUMBER 1-13167

IRS Employer Identification No. 74-1611874

15835 Park Ten Place Drive

Houston, Texas, 77084

(Address of Principal Executive Offices)

(281) 749-7800

(Registrant’s Telephone Number,
Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

____________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 5, 2008, but effective June 1, 2008, Atwood Oceanics, Inc. (the “Company”) has promoted one executive officer to Senior Vice President and two other senior management personnel to executive officer positions. Alan Quintero, 45, was promoted to the position of Senior Vice President – Operations. Barry Smith, 49, was promoted to the position of Vice President – Technical Services. Randal Presley, 57, was promoted to the position of Vice President – Administrative Services.

Mr. Quintero has served as the Company's Vice President of Engineering since June 2007. Prior to serving as Vice President of Engineering, Mr. Quintero held the position of General Manager of Engineering from May 2006 to June 2007 and Manager of Engineering from August 1994 to May 2006. Mr. Quintero joined the Company in July 1993.

Mr. Smith has served as the Company's General Manager of Technical Services since January 1, 2008. Prior to serving as General Manager of Technical Services, Mr. Smith held the position of Manager of Maintenance from the time he joined the Company in March 2006 to January 1, 2008. Prior to joining the Company, Mr. Smith worked 20 years at Transocean of which the last 10 years he served as Corporate Maintenance Manager.

Mr. Presley has served as the Company’s General Manager of Administrative Services since May 2006. Prior to serving as General Manager of Administrative Services, Mr. Presley held various positions as Administrative Manager in international locations as well as in the Corporate Office in Houston, Texas. Mr. Presley joined the Company in March 1987.

Mr. Quintero received a 10% increase in base salary and Messrs. Smith and Presley received a 5% increase in base salary in connection with the promotions, resulting in base salaries of $261,800, $214,200, and $195,300, respectively. Messrs. Smith and Presley received an increase in medical and life insurance benefits on the same basis as that provided to all other executive officers, including Mr. Quintero. On June 5, 2008, but effective June 1, 2008, Mr. Quintero entered into an Executive Agreement, on substantially similar terms and conditions to the Executive Agreements entered into by each of Messrs. Irwin, Holland and Kelley, in 2002. The Executive Agreement only addresses the terms of executive employment and compensation in the event of a termination of Mr. Quintero’s employment in connection with a change-in-control of the Company and not as a result of termination unrelated to such change-in-control. The payment provisions in the Executive Agreement are meant to provide Mr. Quintero with an appropriate retention incentive while balancing the value to the Company of such retention beyond a transition period. A copy of Mr. Quintero’s Executive Agreement is filed as Exhibit 10.1 hereto.

Other than as described above, there were no material changes to the compensation packages of Messrs. Quintero, Smith and Presley in connection with the promotions. No stock option grants or awards of restricted stock were made in connection with the promotions. Any bonuses will be determined by the Compensation Committee based upon the Company’s and the individual officer’s performance. All three promoted officers continue to be eligible to participate in the Company’s incentive equity plans.

There are no arrangements or understandings between Messrs. Quintero, Smith and Presley and any other person pursuant to which they were appointed as executive officers of the Company, and except as disclosed herein, there have been no transactions since the beginning of the our last fiscal year, or are currently proposed, regarding Messrs. Quintero, Smith and Presley that are required to be disclosed by Item 404(a) of Regulation S-K.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(d)     Exhibits

     Exhibit No.          Description of Exhibit

     10.1               Executive Agreement dated effective as of June 1, 2008 between the Company and Alan Quintero

     99.1               Press release dated June 9, 2008.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             ATWOOD OCEANICS, INC.
                                             (Registrant)

                                              /s/ James M. Holland

                                             James M. Holland
                                             Senior Vice President
DATE: June 9, 2008